Exhibit 16(a)





Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC   20549



Dear Sirs/Madams:

We have read Item 4 of Bowl America Incorporated's Form 8-K dated
March 31, 2004, and have the following comments:

1.	We agree with the statements made in the first, second and third paragraphs of Item 4.

2.	We have no basis on which to agree or disagree with the statements made in the fourth and fifth paragraphs of Item 4.

Yours truly,

/s/ DELOITTE & TOUCHE LLP



April 2, 2004
McLean, Virginia